Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 30, 2015, in the Registration Statement (Form S-1) and related Prospectus of Corindus Vascular Robotics, Inc. dated May 8, 2015.

/s/ Ernst & Young LLP

Boston, Massachusetts

May 8, 2015